Exhibit 99.1

NEWS

Charter Announces Tender Offer for Debt Securities

STAMFORD, Connecticut – May 9, 2024 – Charter Communications, Inc. (NASDAQ: CHTR) (along with its subsidiaries, “Charter”) today announced that its subsidiaries, Charter Communications Operating, LLC and Charter Communications Operating Capital Corp. (collectively, the “Company”) have commenced an offer (the “Tender Offer”) to purchase for cash the Company’s outstanding 4.908% senior secured notes due 2025 (the “Notes”), represented by CUSIP number 161175 AY0 / 161175 AT1 / U16109 AM9, for a combined aggregate purchase price of up to $1.7 billion (excluding accrued and unpaid interest up to, but not including, either the Early Settlement Date or Final Settlement Date, as applicable (the “Settlement Date”) and excluding fees and expenses related to the Tender Offer) (the “Maximum Notes Purchase Price”).

The terms and conditions of the Tender Offer are described in an Offer to Purchase dated May 9, 2024 (the “Offer to Purchase”). Subject to the Maximum Notes Purchase Price, all Notes validly tendered and not validly withdrawn at or before Early Tender Time will have a higher acceptance priority level and will be accepted before any Notes validly tendered after the Early Tender Time. Capitalized terms used in this press release and not defined herein have the meanings given to them in the Offer to Purchase.

The Tender Offer will expire at 5:00 p.m., New York City time, on June 7, 2024, unless extended or earlier terminated as described in the Offer to Purchase (such time and date, as the same may be extended, the “Expiration Time”). Notes tendered at or prior to 5:00 p.m., New York City time, on May 22, 2024 (such date and time, as the same may be extended, the “Withdrawal Deadline”) may be validly withdrawn at any time at or prior to the Withdrawal Deadline, but not thereafter.

Certain information regarding the Notes and the Tender Offer is set forth in the table below:

Title of Security	CUSIP No.	Principal Amount Outstanding	Reference U.S. Treasury Security	Bloomberg Reference Page	Fixed Spread (basis points)	Early Tender Premium Per $1,000 Principal Amount of Notes(1)(2)
4.908% Senior Secured Notes due 2025	Registered: CUSIP No. 161175 AY0 161175 AT1 U16109 AM9	$4,500,000,000	4.750% U.S. Treasury due July 31, 2025	FIT 4	+30 bps	$30.00

(1) The Total Offer Consideration (as defined below) for the Notes validly tendered prior to or at the applicable Early Tender Time and accepted for purchase is calculated using the Fixed Spread and is inclusive of the applicable Early Tender Premium (as defined below).

(2) Per $1,000 principal amount of Notes validly tendered and not validly withdrawn at or prior to the Early Tender Time and accepted for purchase.

The “Total Offer Consideration” per $1,000 principal amount of Notes validly tendered and accepted for purchase pursuant to the Tender Offer will be determined in the manner described in the Offer to Purchase by reference to the applicable fixed spread (the “Fixed Spread”) specified for the Notes in the table above over the yield to maturity (the “Reference Yield”) based on the bid side price of the U.S. Treasury Security (the “Reference U.S. Treasury Security”) specified in the table above, as calculated by Morgan Stanley & Co. LLC (the “Dealer Manager”) at 10:00 a.m., New York City time, on May 23, 2024 (subject to certain exceptions set forth in the Offer to Purchase, such time and date, as the same may be extended, the “Price Determination Date”). The Total Offer Consideration will include the Early Tender Premium. The “Base Offer Consideration” will equal the Total Offer Consideration minus the Early Tender Premium. Holders of Notes validly tendered at or prior to the 5:00 p.m., New York City time, on May 22, 2024 (the “Early Tender Time”) (and not validly withdrawn at or prior to the Withdrawal Deadline) and accepted for purchase will receive the Total Offer Consideration, which includes the Early Tender Premium. The “Purchase Price” is the Total Offer Consideration or the Base Offer Consideration, as applicable. Holders of Notes validly tendered following the Early Tender Deadline, but on or prior to the Expiration Time, and accepted for purchase, will receive the Base Offer Consideration to the extent that the aggregate principal amount of Notes purchased on the Early Settlement Date (as defined below) does not exceed the Maximum Notes Purchase Price. Only Holders that validly tender their Notes at or prior to the Early Tender Time and do not validly withdraw their Notes at or prior to the Withdrawal Deadline will be eligible to receive the Early Tender Premium. Only Holders that validly tender their Notes (and do not validly withdraw their Notes) at or prior to the Expiration Time will be eligible to receive the Base Offer Consideration. If a Holder validly tenders its Notes and the Company accepts such Notes for payment, the Company will also pay to such Holder all accrued and unpaid interest on such Notes up to, but not including, the applicable Settlement Date (the “Accrued Interest”).

The Total Offer Consideration plus Accrued Interest for Notes that are validly tendered and not validly withdrawn on or before the Early Tender Time and accepted for purchase will be paid by the Company in same day funds promptly following the Early Tender Time (the “Early Settlement Date”). The Company expects that the Early Settlement Date will be as early as May 24, 2024. The Base Offer Consideration plus Accrued Interest for Notes that are validly tendered after the Early Tender Time and on or before the Expiration Time and accepted for purchase will be paid by the Company promptly following the Expiration Time. The Company expects that the Final Settlement Date will be June 11, 2024, assuming the aggregate principal amount of Notes purchased on the Early Settlement Date does not exceed the Maximum Notes Purchase Price. No tenders will be valid if submitted after the Expiration Time. If the Company purchases the Maximum Notes Purchase Price of Notes on the Early Settlement Date, holders who validly tender Notes after the Early Tender Time but on or before the Expiration Time will not have any of their Notes accepted for purchase. Holders of Notes subject to the Tender Offer who validly tender their Notes on or before the Early Tender Time may not withdraw their Notes after the Withdrawal Deadline, except in the limited circumstances described in the Offer to Purchase. Holders of Notes subject to the Tender Offer who validly tender their Notes after the Withdrawal Deadline but on or before the Expiration Time may not withdraw their Notes except in the limited circumstances described in the Offer to Purchase.

The Tender Offer is subject to, and conditioned upon, the satisfaction or waiver of certain conditions described in the Offer to Purchase, including the completion by the Company of a previously announced offering of senior secured notes (the “Offering”). The Tender Offer is not conditioned upon any minimum amount of Notes being tendered, and the Tender Offer may be amended, extended or terminated.

The complete terms and conditions of the Tender Offer are set forth in the Offer to Purchase, which is being sent to holders of the Notes. Holders are urged to read the Offer to Purchase carefully before making any decision with respect to the Tender Offer. Holders of the Notes must make their own decisions as to whether to tender their Notes, and if they decide to do so, the principal amount of the Notes to tender.

Requests for copies of the Offer to Purchase should be directed to Global Bondholder Services Corporation at (toll-free) (855) 654-2015, (for banks and brokers) (212) 430-3774 or by email to contact@gbsc-usa.com. Questions regarding the tendering of Notes may be directed to Global Bondholder Services Corporation by facsimile to (for Eligible Institutions only) (212) 430-3775/3779.

Morgan Stanley & Co. LLC is serving as the Dealer Manager for the Tender Offer. Questions regarding the Tender Offer may be directed to Morgan Stanley & Co. LLC, Liability Management Group at (800) 624-1808 (toll free) or (212) 761-1057 (collect).

This press release is neither an offer to purchase nor a solicitation of an offer to sell the Notes. The Tender Offer is made only by the Offer to Purchase and the information in this press release is qualified by reference to the Offer to Purchase dated May 9, 2024. Neither Charter, the Company or its affiliates, their respective boards of directors, the Dealer Manager, the Information Agent and Tender Agent or the trustees with respect to any Notes is making any recommendation as to whether holders should tender any Notes in response to the Tender Offer, and no one has been authorized to make any such recommendation. Holders must make their own decision as to whether to tender any of their Notes, and, if so, the principal amount of Notes to tender.

This press release shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities.

About Charter

Charter Communications, Inc. (NASDAQ:CHTR) is a leading broadband connectivity company and cable operator serving more than 32 million customers in 41 states through its Spectrum brand.

Over an advanced communications network, the Company offers a full range of state-of-the-art residential and business services including Spectrum Internet®, TV, Mobile and Voice.

For small and medium-sized companies, Spectrum Business® delivers the same suite of broadband products and services coupled with special features and applications to enhance productivity, while for larger businesses and government entities, Spectrum Enterprise® provides highly customized, fiber-based solutions. Spectrum Reach® delivers tailored advertising and production for the modern media landscape. The Company also distributes award-winning news coverage and sports programming to its customers through Spectrum Networks. More information about Charter can be found at corporate.charter.com.

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Contact:
Media:	Analysts:
Justin Venech	Stefan Anninger
203-905-7818	203-905-7955

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, the potential offering. Although we believe that our plans, intentions and expectations as reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions including, without limitation, the factors described under “Risk Factors” from time to time in our filings with the SEC. Many of the forward-looking statements contained in this communication may be identified by the use of forward-looking words such as “believe,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “estimated,” “aim,” “on track,” “target,” “opportunity,” “tentative,” “positioning,” “designed,” “create,” “predict,” “project,” “initiatives,” “seek,” “would,” “could,” “continue,” “ongoing,” “upside,” “increases,” “grow,” “focused on” and “potential,” among others.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. We are under no duty or obligation to update any of the forward-looking statements after the date of this communication.

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